EXHIBIT 32

Rule13a-14(b) Certification

In connection with the Quarterly Report of China YCT International Group, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section13(a) or15(d)of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 12, 2016                                                                               By: /s/Yan Tinghe
                                                                                                       Yan Tinghe, Chief Executive Officer

February12, 2016                                                                              By: /s/ Li Chuanmin
                                                                                                       Li Chuanmin, Chief Financial Officer

Assigned original of this written statement required by Section 906 has been provided to China YCT International Group, Inc. and will be retained by China YCT International Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.